As filed with the Securities and Exchange Commission on July 15, 2003
                                                     Registration No. 333- _____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              PAB BANKSHARES, INC.
               (Exact name of issuer as specified in its charter)

             GEORGIA                                        58-1473302
  (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                       Identification No.)

         3250 NORTH VALDOSTA ROAD
            VALDOSTA, GEORGIA                                  31602
  (Address of principal executive offices)                   (Zip Code)

        PAB BANKSHARES, INC. EMPLOYEE AND DIRECTOR STOCK PURCHASE PROGRAM
                             (Full title of the plan)
                            ________________________

                              MICHAEL E. RICKETSON
                               PAB BANKHARES, INC.
                            3250 NORTH VALDOSTA ROAD
                            VALDOSTA, GEORGIA  31602
                                 (229) 241-2775
                                 ______________
 (Name, address and telephone number, including area code, of agent for service)

   The Commission is requested to mail signed copies of all orders, notices and communications to


                             THOMAS O. POWELL, ESQ.
                              TROUTMAN SANDERS LLP
                     600 PEACHTREE STREET, N.E., SUITE 5200
                          ATLANTA, GEORGIA  30308-2216
                                  (404) 885-3294

-------------------------------------------------------------------------------------------------------------
                                       CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
                                                                            Proposed
Title of each class of           Amount to be      Proposed maximum          Maximum            Amount of
securities to be registered      registered(1)    offering price per   aggregate offering   registration fee
                                                       share(2)              price(2)
-------------------------------------------------------------------------------------------------------------
Common Stock, no par value per   300,000 shares  $             12.975  $         3,892,500  $             315
share
-------------------------------------------------------------------------------------------------------------

     (1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the plans described herein.

     (2) Pursuant to Rule 457(h)(1) under the Securities Act, these figures are based upon the average of the high ($13.10) and low ($12.85) prices of the Common Stock on July 9, 2003, as reported on the American Stock Exchange, and are used solely for the purpose of calculating the registration fee.

                                     PART I

                           INFORMATION REQUIRED IN THE
                           ---------------------------
                            SECTION 10(a) PROSPECTUS
                            ------------------------

The information required by Part I of Form S-8 (plan information and registrant information and plan annual information) to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

ITEM 3.   INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.
          --------------------------------------------

          PAB Bankshares, Inc. ("PAB") hereby incorporates by reference into this registration statement the following documents:

          (a) PAB's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

          (b) PAB's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003; and

          (c) the description of PAB's common stock contained in PAB's Registration Statement (File No. 001-11823) on Form 8-A/A as filed with the Securities and Exchange Commission (the "Commission") on July 3, 1996, and as such description may be amended by any amendment or report filed subsequent to the date of this registration statement for the purpose of updating such description.

     In addition, all documents filed subsequent to the date of this registration statement by PAB pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and prior to the filing of a post-effective amendment hereto which either indicates that all shares of common stock offered hereby have been sold or deregisters any shares of such common stock then remaining, shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof from their respective dates of filing. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.   DESCRIPTION  OF  SECURITIES.
          ----------------------------

          Not  applicable.

ITEM 5.   INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.
          --------------------------------------------

          Not  applicable.

ITEM 6.   INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.
          ----------------------------------------------

     The provisions of the Georgia Business Corporation Code and PAB's Articles of Incorporation and Bylaws set forth the extent to which PAB's directors and officers may be indemnified against liabilities they may incur while serving in such capacities. Under these indemnification provisions, PAB is required to indemnify any of its directors or officers against any reasonable expenses (including attorneys' fees) incurred by such director or officer in defense of any action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, and whether formal or informal, to which such director or officer was made a party, or in defense of any claim, issue or matter therein, by reason of the fact that such director or officer is or was a director or officer of PAB to the extent that such director or officer has been successful, on the merits or otherwise, in such defense. PAB also must indemnify any person against any liability and expenses incurred in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by PAB), by reason of the fact that such person is or was a director or officer of PAB or who, while a director or officer of PAB, is or was serving at PAB's request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, if such director or officer acted in a manner such director or officer believed in good faith to be in, or not opposed to, the best interests of PAB, or, with respect to any criminal proceeding, had no reasonable cause to believe such director's or officer's conduct was unlawful, if a determination has been made that the director or officer has met these standards of conduct. Such indemnification in connection with a proceeding by or in the right of PAB, however, is limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. PAB may also provide advancement of expenses incurred by a director or officer in defending any such action, suit, or proceeding upon receipt of a written affirmation of such officer or director that such director or officer has met certain standards of conduct and an undertaking by or on behalf of such director or officer to repay such advances unless it is ultimately determined that such director or officer is entitled to indemnification by PAB.

     PAB may not indemnify a director or officer in connection with a proceeding in which the director or officer was adjudged liable to PAB on the basis that he improperly received a personal benefit.

     PAB's Bylaws state that PAB intends for indemnification of officers and directors to extend to the maximum indemnification possible under Georgia law. In addition, PAB's Articles of Incorporation require that PAB indemnify a director to the fullest extent permitted by the Official Code of Georgia Annotated against any liability, cost or expenses incurred by such director by reason of the fact that such person is or was a director and require PAB to advance expenses incurred in such proceedings subject to the conditions imposed by the Georgia Business Corporation Code.

     PAB's Articles of Incorporation contain a provision which provides that, to the fullest extent permitted by the Georgia Business Corporation Code, directors of PAB shall not be personally liable to PAB or its shareholders for monetary damages for breach of his duty of care or any other duty as a director.

     PAB maintains an insurance policy insuring PAB and directors and officers of PAB against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 7.   EXEMPTION  FROM  REGISTRATION  CLAIMED.
          ---------------------------------------

          Not  applicable.

ITEM 8.   EXHIBITS.
          ---------

          Exhibit
          Number
          -------
          4.1  Articles of Incorporation of PAB, as amended (incorporated by reference to Exhibit 3(a) to Amendment No. 1 to PAB's
               Registration Statement on Form S-4, Registration No. 333-64197,
               as filed with the Commission on October 14, 1999).

          4.2  Bylaws of PAB, as amended (incorporated by reference to PAB's
               Registration No. 333-74819 on Form S-8, as filed with the Commission on March 22, 1999).

          4.3 Indenture Agreement, dated November 28, 2001, by and between PAB and Wilmington Trust Company for the issuance of Floating Rate
               Junior Subordinated Debt Securities due 2031 (incorporated herein by reference to Exhibit 4.1 to PAB's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

          5    Not Applicable (No original issuance securities).

          23.1 Consent of Mauldin & Jenkins, LLC.

          23.2 Consent of Fowler, Holley, Rambo, Haynes & Stalvey, PC (formerly
               Stewart, Fowler & Stalvey, PC).


                                      II-3

          24   Power of Attorney (contained on signature page hereto).

          99   PAB Bankshares, Inc. Employee and Director Stock Purchase Plan
               (incorporated herein by reference to Exhibit 10.9 to PAB's Annual
               Report on Form 10-K for the fiscal year ended December 31, 2002).

ITEM 9.   UNDERTAKINGS.
          -------------

          (a)  Rule 415 offerings. PAB hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)   To  include  any prospectus  required by Section 10(a)
                    (3)  of  the  Securities  Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by PAB pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Filings incorporating subsequent Exchange Act documents by reference. PAB hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of PAB's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of PAB pursuant to the foregoing provisions or otherwise, PAB has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by PAB of expenses incurred or paid by a director, officer or controlling person of PAB in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, PAB will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, PAB certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valdosta, State of Georgia, on July 10, 2003.

                                        PAB BANKSHARES, INC.



                                        By: /s/ Michael E. Ricketson
                                           -------------------------------------
                                           Michael E. Ricketson
                                           President and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael E. Ricketson and Donald J. Torbert, Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments thereto) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

             SIGNATURE                            TITLE                   DATE
-----------------------------------  -------------------------------  -------------

/s/ Michael E. Ricketson             President and Chief Executive    July 10, 2003
-----------------------------------
Michael E. Ricketson                 Officer and Director (principal
                                     executive officer)

/s/ Donald J. Torbert, Jr.           Senior Vice President and Chief  July 10, 2003
-----------------------------------
Donald J. Torbert, Jr.               Financial Officer (principal
                                     financial and accounting officer)

/s/ R. Bradford Burnette             Director                         July 10, 2003
-----------------------------------
R. Bradford Burnette

/s/ Walter, W. Carroll, II           Director                         July 10, 2003
-----------------------------------
Walter W. Carroll, II


                                      II-6

/s/ James L. Dewar, Jr.              Director, Chairman               July 10, 2003
-----------------------------------
James L. Dewar, Jr.

                                     Director
-----------------------------------
Michael H. Godwin


/s/ Bill J. Jones                    Director                         July 10, 2003
-----------------------------------
Bill J. Jones


/s/  James B. Lanier, Jr.            Director                         July 10, 2003
-----------------------------------
James B. Lanier, Jr.


/s/ Kennith D. McLeod                Director                         July 10, 2003
-----------------------------------
Kennith D. McLeod


/s/ Paul E. Parker                   Director                         July 10, 2003
-----------------------------------
Paul E. Parker


/s/ F. Ferrell Scruggs, Sr.          Director                         July 10, 2003
-----------------------------------
F. Ferrell Scruggs, Sr.


/s/ John M. Simmons                  Director                         July 10, 2003
-----------------------------------
John M. Simmons


/s/ Joe P. Singletary, Jr.           Director                         July 10, 2003
-----------------------------------
Joe P. Singletary, Jr.

                                  EXHIBIT INDEX
                                 --------------

Exhibit
Number    Description
-------   -----------

   23.1   Consent of Mauldin & Jenkins, LLC

   23.2   Consent of Fowler, Holley, Rambo, Haynes & Stalvey, PC (formerly Stewart,
          Fowler & Stalvey, PC)